Exhibit 4.8.3 - Electronic Catalogue (1,3,4,5) - 30HXC

Carrier China

Carrier is affiliated to United Technologies. United Technologies ranks 126 in world’s 500 tops (2006), its business extends to architectural industry and aerospace industry around the world.

In 1902, Professor Carrier invented first set of scientific air-conditioning system. Since then, carrier’s complete series products and system resolution have become first choice of many world-renowned buildings.

In 2007, carrier’s sales revenue reaches 14.6 billion US dollars, leading in the whole industry. Its distributors’ network covers over 170 countries. Carrier is now world’s biggest HVAC manufacturer.

Carrier China has 11 companies, 40 sales service offices and 2,500 employees.

As the world-class factory, Carrier Yileng has several advanced production lines of units and compressors, covering main units of commercial and residential central air-conditioning systems and air terminal products. The various products can meet diversifying demands from different customers.

Index

Type Explanation	1
Specification	1
Cooling Capacity	1

Characteristics of units	2

Performance Table	4

Outline Dimensions	8

Unit Hoisting	12
Foundation Dimensions	12

Ice Storage Application Performance Table	13
Option Explanation	13
On-site Wiring Diagram	13

Type Explanation

Specification

			30HXY	30HXC
Type			110B	130B	165B	200B	250B	300B	350B	400B
Nominal Cooling Capacity		kW	329	455	574	686	875	1027	1204	1366
Cold Amount Regulation Number		104kcal/h	30	40	50	60	75	90	105	120
			3	6	6	6	8	8	10	10
Minimum Cold Amount		%	40	19	19	21	14	14	10	10
Compressor	Loop A	No	1	2	2	2	2	2	2	2
	Loop B	No	-	-	-	-	1	1	2	2
	In/out Water Temperature	°C				12/7
Evaporatorr	Flow Rate	m3/h	57	78	99	118	150	177	207	235
	Water Pressure Drop	kPa	65	45	50	66	66	73	74	75
	In/out Diameter	Dg	100	125	125	125	150	150	200	200
	In/out Water Temperature	°C				30/35
Condenser	Flow Rate	m3/h	69	95	120	143	182	214	251	284
	Water Pressure Drop	kPa	63	83	77	69	68	59	68	69
	In/out Diameter	Dg	125	125	125	125	200	200	200	200
	Power Supply					380V-3Ph-50Hz
Motor	Input Power Rated operational	kW	71	98	122	144	186	217	256	288
	power	A	134	172	214	253	218/108	254/127	225/225	253/253
	（Star /Triangle ） Max
	Current for Start Up	A	328	314	374	465	443/288	510/351	443/443	510/510
HFC-134a	Loop A	kg	78	90	102	130	107	120	90	110
Filling Amount	Loop B	kg	-	-	-	-	75	80	109	137
Unit Weight（Include Refrigerant）		kg	1929	2446	2520	2957	4258	4378	5055	5223
Operational Weight		kg	2089	2589	2685	3153	4618	4738	5518	5686
Outline Dimensions	Length	mm	2556	2988	2988	2988	3512	3512	4021	4021
	Width	mm	980	980	980	980	1015	1015	1015	1015
	Height	mm	1910	1816	1816	1921	2060	2060	2112	2112

Note:
1. The standard design pressure of units is 1.0MPa
2. 110B-200B is single-channel power supply, 250B-400B is double-channel power supply, above current parameters please refer to loop marks.

Cooling Capacity
329~1355kW

Characteristics of Units

Carrier 30HXY/HXC Screw Chiller has no Chloride (no consumption to ozonosphere), and is efficient (consume less power, making contribution to reduce greenhouse effect), stable, easy to maintain, and low operation cost, which is the first choice of central air conditioning system for hotel, restaurant, office, school, hospital and industrial and mining establishments.

Structural Characteristics of Units
1.	Powerful Pro-Dialog control system, direct-viewing display, and simple operation
2.	Full-liquid evaporator with reinforced heat-transfer pipes, featuring high heat transfer efficiency
3.	Electronic expansion valve is agilely controllable.
4.	Stop valve equipped with refrigerants is easy for maintenance.
5.	External second-stage oil separator conceal installed inside evaporator by Carrier’s patent technology has high efficiency of separation
6.	When releasing from factory, evaporator and condenser are fitted with connection pipes and clamps, which are easy for installation.

Characteristics of Compressor
1.	The compressor can be repaired on-site and Carrier designs dual-screw compressor for HFC-134a
2.	Semi-closed motor is parallel with compressor, which gears up the system, so that compact structure can be realized.
3.	Use aerospace gear AGMA12 (the highest grade of American Gear Manufacturer's Association), which runs quietly and is sturdy and durable.
4.
Employing computer optimization design to produce completely ne w concept tooth of rotor, machining precision of major components can reach micro-size, as a result, compressor is efficient and leakage rate is tiny.

5.	Use refrigerants to cool motor, and motor can work reliably under low temperature.
6.	Plunger type unloading device, simple and reliable structure, no internal loss
7.	Unique design internal silencer reduces gas pulsation of exhaust gas efficiently

Simple and Easy Installation
●	Compact structure, less space demand, save machine room’s space
●	The maximum width of units is only 1015mm, which can easily pass through door frame
●	Whole set of units releases from factory, and the cooling medium has been filled inside
●	When installing, only need connect water pipe and power supply of evaporator and condenser

Low Operation and Maintenance Cost
●	The unit is driven by several sets of compressor, wide adjustment scope of refrigerating capacity, high efficient partial loading
●	The units adopts double-loop design, stable and low maintenance cost

Low Noise (Three-stage noise elimination)
Internal silencer: rational stream guidance of exhaust air, efficiently reduce noise caused by gas pulsation of high pressure exhaust gas
Silencer of gas exhaust pipeline: transform part of sound energy into heat energy, reducing the noise of units
Mute chassis: addition of another noise barrier, significantly reduce noise’s transfer to the machine room
(Refer to the following pictures)

Microcomputer control system has user-friendly interface and clear flow chart display, which is easy to instruct and operate by powerful diagnosis, security protection and communication functions. It employs PID control to keep stable water temperature from evaporator, effectively keep the units in operation and its stability and economy efficiency.

Friendly Human-Computer Interface
●	Colorful user panel, provide LED digital display of operation and control parameters, direct-viewing
●	The unit flow chart clearly displays on user panel, providing immediate access to major operation parameters such as suction/exhaust gas, temperature, running hours of compressor
●	Quick access to and modify all operation and control parameters by menu operations

Advanced Control Function
●	Provide local, remote and CCN network to control units start or stop.
●
Advanced EXV electronic expansion valve is driven by 1500-stage stepper motor, which matches screw compressor and full-liquid evaporator, ensuring stable and efficient operation under full or partial loading.

●	Automatically control each refrigeration loops, and start stop of each compressor in each loop, as well as up/down load, in order to balance the operation time of each loop and compressor.
●	Realize interlock control between units and cold water and chilled water to assure units run under efficient and secure conditions.
●
Provide “requirement limitation” function that limits the maximum refrigerating capacity of units through power control. The function can be used for energy management of multi-units, realizing the optimization of whole system operation efficiency by limiting the cold amount of individual unit.

●
When unit starts up, it will reduce flow rate to control water temperature within adjustable scope (0.1-1.1/min), in order to avoid energy loss caused by low temperature water. It will promote energy efficiency ratio of unit, prolong unit’s lifetime.

●
It offers “Energy save Restoration” function, which will settle a negative correction of cold capacity in accordance with variation tendency of outdoor temperature or return water temperature (provide users with temperature signals), so that unnecessary energy waste can avoid. And it immediately matches the external reducing fluctuation tendency to raise the operation efficiency of units.

Strong diagnosis function
●	Before starting up the unit, the function will quickly confirm every switch, sensor, voltage and compressor by analog inspection.
●	During its operation, human-computer interface will display a variety of setting points and real operation parameters, monitoring units’ operation. When it is necessary, the system will alarm.
●	The unit may provide more than 140 display and alarm information. The operator can resort to relevant solution to remove faults by alarm information.

Complete Security Protection Function
●
The system provides functions such as temperature of cold water is too low, oil pressure is low, pressure of refrigerating fluid is too high, leak current, motor overload, voltage too high or too low, open-phase protection and many others.

Advanced Group Control Function
Every set of unit can provide RS485 Standard serial interface, with which can realize group control to multiple-units, if through CNN network (need phase). The system can connect with the counterparts of other buildings; the standard protocol includes BACnet/Modbus/Lonwork.

Performance Table

30HXY110B

Ref. Capacity	Input Power	Evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
316	64			54	31	26	65
312	67	5	10	54	33	28	65
308	70			53	35	30	65
305	74			52	37	32	65
326	64			56	31	26	67
322	67	6	11	55	33	28	67
319	70			55	35	30	67
315	74			54	37	32	67
336	65			58	31	26	69
333	68	7	12	57	33	29	69
329	71			57	35	30	69
325	74			56	37	32	69
347	65			60	31	26	71
343	68	8	13	59	33	28	71
339	71			58	35	30	70
335	75			58	37	32	70
357	65			61	31	26	73
353	68	9	14	61	33	28	73
349	72			60	35	30	72
345	75			59	37	32	72
367	65			63	31	26	74
363	68	10	15	62	33	28	74
360	72			62	38	30	74
355	75			61	37	32	74

30HXC130B

Ref. Capacity	Input Power	Evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
439	89			76	31	26	91
431	93	5	10	74	33	28	90
424	98			73	35	30	90
416	102			72	37	32	89
456	89			78	31	26	94
448	93	6	11	77	33	28	93
439	98			76	35	30	92
430	103			74	37	32	92
473	90			81	31	26	97
464	94	7	12	80	33	28	96
455	98			78	35	30	95
447	103			77	37	32	95
488	90			84	31	26	99
480	94	8	13	82	33	28	99
472	99			81	35	30	98
462	103			79	37	32	97
505	90			87	31	26	102
495	95	9	14	85	33	28	101
486	99			84	35	30	101
478	104			82	37	32	100
521	91			90	31	6	105
512	95	10	15	88	33	28	104
503	99			87	35	30	104
493	104			85	37	32	103

Performance Table

30HXC165B

Ref. Capacity	Input Power	evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
554	110			95	31	26	114
544	115	5	10	94	33	28	113
533	122			92	35	30	113
524	127			90	37	32	112
575	111			99	31	26	118
564	117	6	11	97	33	28	117
554	122			95	35	30	116
543	128			93	37	32	115
595	111			102	31	26	121
586	117	7	12	101	33	28	121
574	122			99	35	30	120
563	128			97	37	32	119
617	111			106	31	29	125
606	117	8	13	104	33	28	124
594	123			102	35	30	123
584	128			100	37	32	122
637	111			110	31	26	129
626	117	9	14	108	33	28	128
615	123			106	35	30	127
604	129			104	34	32	126
658	112			113	31	26	132
646	118	10	15	111	33	28	131
635	123			109	35	30	130
622	129			107	37	32	129

30HXC200B

Ref. Capacity	Input Power	evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
658	129			113	31	26	135
651	137	5	10	112	33	28	135
644	143			111	35	30	135
636	150			109	37	32	135
680	130			117	31	26	139
672	137	6	11	116	33	28	139
664	143			114	35	30	139
657	151			113	37	32	139
701	130			121	31	26	143
694	138	7	12	119	33	28	143
686	144			118	35	30	143
678	151			117	37	32	143
723	131			124	31	26	147
715	138	8	13	123	33	28	147
708	144			122	35	30	146
699	152			120	37	32	146
744	131			128	31	26	151
737	139	9	14	127	33	28	151
728	145			125	35	30	150
720	152			124	37	32	150
766	134			64	31	26	155
758	139	10	15	64	33	28	154
750	145			63	35	30	154
741	153			62	37	32	154

Performance Table

30HXC250B

Ref. Capacity	Input Power	evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
845	168			145	31	29	174
829	176	5	10	143	33	28	173
813	185			140	35	30	172
797	193			137	37	32	170
877	169			151	31	26	180
860	177	6	11	148	33	28	178
844	185			145	35	30	177
827	193			142	37	32	175
909	170			156	31	26	186
892	178	7	12	153	33	28	184
875	186			150	35	30	182
858	194			148	37	32	181
941	170			162	31	26	191
924	178	8	13	159	33	28	190
906	187			156	35	30	188
889	195			153	37	32	186
974	171			167	31	26	197
956	179	9	14	164	33	28	195
937	187			161	35	30	193
920	195			158	37	32	192
1005	172			173	31	26	202
988	180	10	15	170	33	28	201
969	188			167	35	30	199
950	196			163	37	32	197

30HXC300B

Ref. Capacity	Input Power	evaporator			Condenser
		Cold water	Cold Water	Flow Rate	Chill Water	Chill Water	Chill Water
(kW)	(kW)	out Tep(°C)	in Tep(°C)	(m3 / h)	Out Tep(°C)	In Tep(°C)	(m3 / h)
985	196			169	31	26	203
974	205	5	10	167	33	28	203
963	215			166	35	30	203
951	225			164	37	32	202
1017	197			175	31	26	209
1007	206	6	11	173	33	28	209
996	216			171	35	30	208
983	226			169	37	32	208
1051	198			181	31	26	215
1039	206	7	12	179	33	28	214
1027	217			177	35	30	214
1014	227			174	37	32	213
1082	199			186	31	26	220
1070	207	8	13	184	33	28	220
1058	218			182	35	30	220
1046	228			180	37	32	219
1115	200			192	31	26	226
1103	208	9	14	190	33	28	225
1091	218			188	35	30	225
1078	229			185	37	32	225
1148	200			197	31	26	232
1135	209	10	15	195	33	28	231
1122	219			193	35	30	231
1110	230			191	37	32	230

Performance Table

30HXC350B

		evaporator			Condenser
Ref. Capacity	Input Power	Cold water	Cold Water	Flow Rate out	Chill Water	Chill Water	Chill Water
(kW)	(kW)	Tep(˚C)	in Tep(˚C)	(m3 / h)	Out Tep(˚C)	In Tep(˚C)	(m3 / h)
1161 1140 1117 1095	231 243 254 266	5	10	200 196 192 188	31 33 35 37	26 28 30 32	239 238 236 234
1206 1184 1161 1138	232 255 255 267	6	11	207 200 200 196	31 35 35 37	26 30 30 32	247 243 243 242
1250 1227 1204 1180	233 245 256 267	7	12	215 211 207 203	31 33 35 37	26 28 30 32	255 253 251 249
1295 1270 1247 1223	234 245 257 268	8	13	223 218 215 210	31 333 35 37	26 28 30 32	263 261 259 256
1339 1315 1291 1265	235 246 258 269	9	14	230 226 222 218	31 33 35 37	26 28 30 32	271 268 266 264
1382 358 1333 1308	236 247 258 270	10	15	238 234 229 225	31 33 35 37	26 28 30 32	278 276 274 271

30HXC400B

		evaporator			Condenser
Ref. Capacity	Input Power	Cold water	Cold Water	Flow Rate out	Chill Water	Chill Water	Chill Water
(kW)	(kW)	Tep(˚C)	in Tep(˚C)	(m3 / h)	Out Tep(˚C)	In Tep(˚C)	(m3 / h)
1310 1296 1282 1265	259 273 286 299	5	10	225 223 220 218	31 33 35 37	26 28 30 32	270 270 270 269
1353 1339 1324 1308	261 274 287 301	6	11	233 230 228 225	31 33 35 37	26 28 30 32	278 277 277 277
1396 1382 1366 1350	263 276 288 303	7	12	240 238 235 232	31 33 35 37	26 27 30 32	285 285 284 284
1441 1425 1408 1392	264 277 290 305	8	13	248 245 242 239	31 33 35 37	26 28 30 32	293 293 292 292
1484 1468 1451 1435	265 278 291 306	9	14	255 252 250 247	31 33 35 37	26 28 30 32	301 300 300 299
1528 1511 1495 1476	266 379 292 307	10	15	263 260 257 254	31 33 35 37	26 28 30 32	309 308 307 307

Outline Dimension

30HXY110B

Note:
1.	picture ① is space for maintenance, ② is space for drawn pipe (the drawn pipes on right side and left side can exchange)
2.	Pi and Pi’ are two sets of holes for stone bolts, which can select one set to install
3.	On-site water pipe uses clamp connection, clamp and fitting connection pipes are provided randomly (blue section), and the length of connection pipe is 120mm.

Type	A	B	C	D	E	S	R
30HXY110B	238	287	320	279	1910	Dg100	Dg125

Loading Distribution(kg)
Type	P1	P2	P3	P4	P1’	P2’	P3’	P4’	PT
30HXY110B	601	451	590	447	619	473	568	429	2089

30HXC130B~200B

Note:
4.	picture ① is space for maintenance, ② is space for drawn pipe (the drawn pipes on right side and left side can exchange)
5.	Pi and Pi’ are two sets of holes for stone bolts, which can select one set to install
6.	On-site water pipe uses clamp connection, clamp and fitting connection pipes are provided randomly (blue section), and the length of connection pipe is 120mm.

Type	A	B	C	D	E	S	R
30HXC130B 30HXC165B	210	302	320	235	1816	Dg125	Dg125
30HXC200B	272	297	320	235	1921	Dg125	Dg125

Loading Distribution(kg)
Type	P1	P2	P3	P4	P1’	P2’	P3’	P4’	PT
30HXC130B	804	543	741	501	840	506	773	470	2589
30HXC165B	834	563	768	520	871	526	803	485	2685
30HXC200B	978	662	903	610	1021	618	942	572	3153

Outline Dimension

30HXC250B~300B

Note:
7.	picture ① is space for maintenance, ② is space for drawn pipe (the drawn pipes on right side and left side can exchange)
8.	Pi and Pi’ are two sets of holes for stone bolts, which can select one set to install
9.	On-site water pipe uses clamp connection, clamp and fitting connection pipes are provided randomly (blue section), and the length of connection pipe is 120mm.

Type	A	B	C	D	E	S	R
30HXC250B 30HXC300B	306	340	357.5	284	2060	Dg150	Dg200

Loading Distribution (kg)
type	P1	P2	P3	P4	P1’	P2’	P3’	P4’	PT
30HXC250B	1350	960	1355	953	1403	911	1396	908	4618
30HXC300B	1388	988	1380	982	1440	937	1431	930	4738

30HXC350B~400B

Note:
10.	picture ① is space for maintenance, ② is space for drawn pipe (the drawn pipes on right side and left side can exchange)
11.	Pi and Pi’ are two sets of holes for stone bolts, which can select one set to install
12.	On-site water pipe uses clamp connection, clamp and fitting connection pipes are provided randomly (blue section), and the length of connection pipe is 120mm.

type	A	B	C	D	E	S	R
30HXC350B 30HXC400B	290	379	340	309	2112	Dg200	Dg200

Loading Distribution (kg)
type	P1	`P2	P3	P4	P1’	P2’	P3’	P4’	PT
30HXC350B	1799	1313	1391	1015	1864	1249	1438	967	5518
30HXC400B	1851	1360	1432	1043	1918	1287	1486	995	5686

Unit Hoisting

Note：Each supporting chain shall bear whole weight of equipment; the center of unit shall be on the spandrel girder.

Center of gravity

						(mm)
type	X	Y	Z	W (Min)	L (Min)	Operation Weight (kg)
30HXY110B	1156	398	900	1200	1828	2089
30HXC130B	1299	405	892	1200	1828	2589
30HXC165B						2685
30HXC200B	1299	400	870	1200	1828	3153
30HXC250B	1652	426	1031	1200	2515	4618
30HXC300B						4738
30HXC350B	1888	432	1103	1200	3113	5518
30HXC400B	1877	438	1098	1200	3113	5686

Foundation Dimensions

Note:
1.
If unit uses first generation mute chassis, the foundation shall be made as whole, and its surface should be horizontal. The dimensions of foundation is according to the outline dimensions of unit, each side in the length direction shall add more than 250mm, each side in the width direction shall add more than 150mm. The dash dot line shows foundation dimension of unit, after installing mute chassis.

2.	Four pieces of stone bolts, each one is M20X300
3.	The position for stone bolts can be 1 2 3 4 or 1' 2’ 3’ 4’ shown on the picture

						(mm)
Type	A	B	C	P	Q	R
30HXY110B	468	1600	2554	930	100	980
30HXC130B 30HXC165B 30HXC200B	658	1546	2988	930	100	980
30HXC250B 30HXC300B	650	2111	3512	965	100	1015
30HXC350B 30HXC400B	710	2503	4021	965	100	1015

Ice Storage Application Performance Table

type			30HXY	30HXC
			110B	130B	165B	200B	250B	300B	350B	400B
空调	制冷量	kW	317	438	554	654	845	985	1161	1307
工况	输入功率	kW	71	98	122	144	185	215	254	287
蓄冰	制冷量	kW	211	270	336	436	509	656	699	869
工况	输入功率	kW	69	94	119	140	179	207	246	277
额定工况电流		A	131	171	213	251	323	375	444	501
最大启动电流		A	328	314	374	465	575	650	745	840
蒸	流量	m3/h	58	80	102	120	155	179	214	238
发	空调工况水压降	kPa	80	54	64	80	81	89	91	92
器	蓄冰工况水压降	kPa	139	96	109	126	76	84	104	88

Note:
1.	Work condition of air conditioner: cold water in/out temperature is 7/12°C, chilled water in/out temperature 30/35°C
2.	Work condition of ice storage: cold water outlet temperature is -6°C, chilled water inlet temperature is 30°C.
3.	refrigerating medium shall be 25%

Option Explanation

●	Interfaces of water room of evaporator and condenser can reverse respectively
Interface of water room of standard unit is on the right side (control cabinet is front side), the option offers left side interface.
●	Water room of evaporator and condenser can provide 1.6Mpa/2.1Mpa high bearing pressure options
●	Low temperature unit:
Temperature scope of low temperature ethylene glycol and salting liquid:-6°C~+4°C
Can provide minimum -10°C low temperature option, meeting technological demand
●	Mute Chassis
First generation mute chassis can denoise the unit over 10dB(A), easy for installation, no effect to maintenance and management of unit, handsome appearance (please see P2)

Type	Size(L x W x H) mm	Weight (kg)	Type	Size(L x W x H) mm	Weight (kg)
30HXY110B	2867 x 1192 x 2080	500	30HXY110B	When installing second generation	130
30HXC130B～30HXC200B	3315 x 1192 x 2143	600	30HXC130B	Generation Mute chassis	130
30HXC250B～30HXC300B	3724 x 1221 x 2212	700	30HXC165B	Chassis, outline is same	130
30HXC350B～30HXC400B	4333 x 1221 x 2312	800	30HXC200B	to the original set.	160
注：When ordering the equipment, user shall specific the detailed type on the contract.

On-site Wiring Diagram

可靠性
ENERGYGUIDE
产品/系统效率
环境领先制冷剂
运行噪声降低
室内空气品质
气流最佳分布

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